As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 1998, on the December 31, 1997 financial statements of The Pillar Funds, included in the previously filed Form N-30D dated February 25, 1998, and to all references to our firm included in or made part of this Post-Effective Amendment No. 17 to the Registration Statement File No. 33-44712.


                                                        /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
  June 16, 1998